EXHIBIT 23A


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, dated October 12, 1995, of our report dated August 29, 1995 included in G&K Services, Inc. Form 10-K for the year ended July 1, 1995 and to all references to our Firm included in this registration statement.


                                               /s/ Arthur Andersen L.L.P.


Minneapolis, Minnesota
October 12, 1995